UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2024

ONE LIBERTY PROPERTIES, INC.

(Exact name of Registrant as specified in charter)

Maryland	001-09279	13-3147497
(State or other jurisdiction of incorporation)	(Commission file No.)	(IRS Employer I.D. No.)

60 Cutter Mill Road, Suite 303, Great Neck, New York	11021
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 516-466-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OLP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 – Other Events

Item 8.01 Other Events

Contracted for Purchase

On June 13, 2024, we entered into a contract to acquire an approximate 302,000 square foot recently constructed industrial building located on approximately 16 acres near Omaha, Nebraska for $33.0 million. The current aggregate base rent of the several tenants at the property is approximately $2.2 million (with annual increases ranging from 1.9% to 3.25% beginning in late 2024/early 2025), and the remaining weighted average lease term is 4.7 years. The tenant leasing approximately 54% of the building is listed on the NYSE and is investment grade rated BBB by S&P. We anticipate that this purchase will be completed by September 30, 2024, subject to, among other things, our satisfaction with the results of our due diligence investigation. The purchase price will be funded by our available cash (including our credit facility) and we anticipate that we will obtain $18.4 million of mortgage debt maturing in 2034, bearing an interest rate of 6.08% (interest only until 2030), and amortizing over 30 years.

Completed Purchases

On May 23, 2024, we acquired for $5.2 million, a 35,249 square foot industrial facility located on approximately 2.1 acres in Savannah, Georgia. The property is leased to Russell Equipment, Inc. and the lease is guaranteed by the principal of the tenant. The property provides an annual base rent of $364,000, with 3.0% annual increases, and is leased through 2034. We have obtained $2.8 million of mortgage debt bearing an interest rate of 6%, amortizing over 30-years and maturing in 2035.

Completed Sales

Set forth below is information regarding our sales of properties completed subsequent to May 1, 2024 (amounts in thousands):

						2023
		Gross		Gain on			Depreciation &	Real Estate
		Sales		Sale of Real		Rental	Amortization	Operating
Description of Property	Date Sold	Price		Estate, net		Income	Expense	Expenses
Applebee’s restaurant property
Kennesaw, Georgia	May 6, 2024	$2,834		$960		$187	$38	$—	(a)
FedEx industrial property
Miamisburg, Ohio	May 9, 2024	2,793		1,500		238	59	35
Havertys retail property
Wichita, Kansas	June 6, 2024	6,600		1,900		544	140	—
Urban Outfitters retail property
Lawrence, Kansas	June 7, 2024	1,300		40		155	36	40
Walgreens retail property
Cape Girardeau, Missouri	June 10, 2024	2,793		980	(b)	203	46	46	(c)
	Totals	$16,320	(d)	$5,380		$1,327	$319	$121

(a)	This sale was previously reported in the Form 10-Q for the period ended March 31, 2024.
(b)	This property was held through a consolidated joint venture in which we had a 95% interest. The non-controlling interest’s share of the gain was approximately $50.
(c)	Includes $41 of mortgage interest expense incurred by this property in 2023. The mortgage debt was paid off in January 2024.
(d)	The aggregate net proceeds to us from these sales is approximately $15,000.

Significant leasing transactions

On or about May 28, 2024, we and our tenant, Fitness International, LLC (f/k/a LA Fitness International LLC), amended the lease with respect to the health and fitness facility in Secaucus, New Jersey. The amendment extended the lease through February 2040 (it was scheduled to expire in 2030) and increased the annual rental income (excluding variable lease revenue) from this property from $1.4 million to $1.6 million. We agreed to fund up to $1.2 million of improvements at this property.

In our Annual Report on Form 10-K for the year ended December 31, 2023 (the “Annual Report”), we reported that we and our tenant had agreed in principle to a lease amendment (the “Amendment”) at our Brooklyn, New York office property, and that the Amendment had not been signed. The Amendment, among other things, extended the lease from 2023 to 2028 and increased annual rental income (excluding variable rent) by approximately $80,000. The Amendment became effective as of May 7, 2024.

Former LA Fitness-Hamilton, Ohio

As reported in our Annual Report, we have been experiencing challenges at the LA Fitness facility in Hamilton, Ohio.  The lease for this property terminated May 1, 2024; in 2024, through mid-June 2024, we generated approximately $120,000 of rental income from this property and incurred approximately $168,000, $92,000 and $78,000 of interest expense, real estate operating expense and depreciation and amortization expense, respectively. Effective as of June 20, 2024, we entered into a non-binding letter of intent to sell this property for $4.4 million and as a  result, we anticipate incurring an impairment charge of approximately $1.1 million for the quarter ending June 30, 2024. We anticipate that the net proceeds of the sale will be used to repay the approximate $4.0 million mortgage debt on this property. The sale is subject to the satisfaction of various conditions including the signing of a definitive transaction agreement. We can provide no assurance that this transaction will be completed.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
101	Cover Page Interactive Data File – the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K (the "Current Report"), together with other statements and information publicly disseminated by us, contains certain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends concerning matters that are not historical facts. Forward looking statements are generally identifiable by use of words such as "may," "will," "will likely result," "shall," "should," "could," "believe," "expect," "intend," "anticipate," "estimate," "project," "apparent," "experiencing," or similar expressions or variations thereof.

Forward-looking statements contained in this Current Report are based on our beliefs, assumptions and expectations of our future performance taking into account the information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or within our control, and which could materially affect actual results, performance or achievements. Factors which may cause actual results to vary from our forward-looking statements appear in our Annual Report on Form 10-K for the year ended December 31, 2023 and the Quarterly Reports on Form 10-Q filed thereafter and in particular, the sections of such reports entitled “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operations.” In addition, gains and proceeds from property sales may not be realized as such transactions may not be completed, estimates of gains and proceeds are subject to adjustment, among other things, and  because actual closing costs may differ from the estimated costs.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE LIBERTY PROPERTIES, INC.

Date: June 24, 2024	By:	/s/ Isaac Kalish
Isaac Kalish
Senior Vice President and
Chief Financial Officer

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